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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Waters Instruments, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE AND INVITATION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 21, 2003

WATERS INSTRUMENTS, INC.
13705 26th Avenue N., Suite 102
Minneapolis, MN 55441

YOUR PERSONAL INVITATION

September 22, 2003

Dear Shareholder:

We are pleased to notify you that the Annual Meeting of Shareholders of Waters Instruments, Inc. (The Company) will be held on Tuesday, October 21, 2003, at 1:30 p.m., CDT, at the offices of Fredrikson & Byron, 4000 Pillsbury Center, 200 South Sixth Street, Minneapolis, Minnesota, 55402 for the following purposes:

(1)
To set the number of directors at four (4);

(2)
To elect two Class II directors to Waters' Board of Directors; and

(3)
To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on September 8, 2003 as the record date for determination of shareholders entitled to notice of and to vote at such Annual Meeting.

        Our Board of Directors and I cordially invite you to attend this meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the pre-addressed envelope provided or by fax to 763-509-7450. If you later decide to revoke your proxy, you may do so at any time before it is exercised.

Sincerely,

Jerry W. Grabowski President and Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

OUTSTANDING SHARES, VOTING RIGHTS AND GENERAL MATTERS

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Waters Instruments, Inc. (the Company) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on October 21, 2003. Holders of Common Stock of record at the close of business on September 8, 2003 will be entitled to vote at the Meeting. Each share of Common Stock entitles the holder to one vote; shareholders are not entitled to cumulate their votes in the election of directors. As of September 8, 2003, there were 2,279,174 shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

        If the enclosed proxy is properly executed and returned to the Company, all shares represented thereby will be voted as directed. If no direction is made, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number of directors proposed by the Board of Directors. Any shareholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written proxy with an officer of the Company. Personal attendance at the Meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an officer before the revoked or superseded proxy is used at the Meeting.

        The presence at the Annual Meeting in person or by proxy of the holders of thirty-three and one-third percent (33?%) of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a non-vote proxy, indicating lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum; however, such non-vote will not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed to be present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter; however, the vote abstained shall not be deemed to have been voted in favor of such matter. Proxies which are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting.

        The mailing address of the principal administrative offices of the Company is 13705 26th Avenue N., Suite 102, Minneapolis, MN 55441. The Company expects that this Proxy Statement and the related Proxy and Notice of Meeting will first be mailed to shareholders on or about September 22, 2003.

SETTING THE NUMBER OF DIRECTORS AND ELECTION OF DIRECTORS
(Proposals #1 and #2)

        The Amended and Restated Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each Annual Meeting, provided that the number shall not be less than three (3) or more than nine (9). The Board of Directors recommends setting the number of directors at four at this Annual Meeting. Under applicable Minnesota law, approval of the proposal to set the number of directors at four (4) requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter; provided that such majority must be greater than sixteen and two-thirds percent (16 2/3%) of the Company's outstanding shares. Each proxy will be voted for or against such number or not voted at all as directed by the shareholder.

        Provided that the number of directors is set at seven (7) or less, the Amended and Restated Bylaws of the Company also provide for the election of two classes of directors, designated Class I and Class II, with terms staggered. If there are more than seven (7) directors, the directors are to be divided into three (3) classes, designated Class I, Class II, and Class III. If there are three (3) classes, each class is to consist of, as nearly as possible, one-third of the total number of directors constituting the entire Board of Directors. Two Class II directors will be elected at the October 2003 Annual Meeting for a term of three years ending in 2006, and the nominees are current board members Jerry W. Grabowski and Eugene W. Courtney. Mr. Courtney was elected by the Board on August 19, 2003 to fill a vacancy on the Board. Following is the information about the current directors of the Company.

Name	Age	Position with the Company and Principal Occupation	First Became a Director
William R. Franta Class I, term ending in 2005	61	Director, Technology Consultant	1997
John A. Grimstad Class I, term ending in 2005	53	Secretary and Director of the Company, Vice President of Fredrikson & Byron, P.A., Minneapolis, MN	1996
Jerry W. Grabowski Class II, Nominee	51	President, Chief Executive Officer and Director of the Company	1993
Eugene W. Courtney Class II, Nominee	67	Director, Independent Management Consultant	2003

Business Experience of Directors

        The following information is presented as to each director's business experience during the past five years and his directorships of other publicly held corporations:

        Mr. Franta is currently a technology consultant with GATX Capital Corporation, a venture finance company. From February 2000 to October 2000, he was the Vice President of Product Strategies at REAL Solutions, Ltd., Woodland Hills, CA. From August 1997 to February 2000, he was the Vice President of Marketing at Centron in Minneapolis, MN. Between February 1997 and August 1997, he was a Business Development and Technology Consultant in Minneapolis, MN. From January 1987 to February 1997, he served as Senior Vice President of Network Systems Corporation.

        Mr. Grimstad has been engaged in the private practice of law since 1977 and has been a Vice President and shareholder of Fredrikson & Byron, P.A., the Company's principal outside counsel since 1984.

        Mr. Grabowski has been President and Chief Executive Officer and a member of the Board of Directors of the Company since August 1993. He also served as Chief Financial Officer, Secretary and Treasurer from December 1994 until October 1996. From 1988 until joining the Company, Mr. Grabowski was employed as General Manager of Onan Power/Electronics Division, a division of Cummins Engine.

        Mr. Courtney has served as an independent management consultant since December 1998. From October 1999 to February 2001, he served as President and Chief Executive Officer of RSI Systems, Inc., a company that designs, manufactures and distributes videoconferencing systems. Mr. Courtney served as Chief Executive Officer of HEI, Inc., a company which designs and manufactures microelectronics, from 1990 until December 1998; he also served as HEI's President from

1990 to July 1998 and as its Executive Vice President from 1988 to 1990. Mr. Courtney serves as a director of Datakey, Inc.

BOARD AND COMMITTEE MEETINGS

        The Board held six (6) meetings during fiscal year 2003. Each current director attended one hundred percent (100%) of the aggregate number of meetings of the Board and of the Committees of which he is a member.

        The Company's Board of Directors has formally designated three (3) Committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee, which consisted for fiscal year 2003 of Mr. Franta, Mr. Grimstad and Mr. Schiefelbein until his death in April 2003, generally oversees the structure of the Company's internal controls, reviews the selection of the independent auditors, reviews the annual audit plan, and oversees the Company's financial reporting. However, the responsibility to review and approve internal accounting and controls, quarterly financials, registration statements, reports to the SEC, financial press releases, cost of conduct and any legal/ethics audit (except as these matters have a direct bearing on the duties stated above) remained a responsibility of the full Board of Directors. During fiscal year 2003, the Audit Committee met on four (4) occasions, and the full Board of Directors met four (4) times with the Company's independent auditors to review the Company's financial statements, accounting policies and practices. Each Committee member was present at these meetings. Mr. Franta and Mr. Grimstad intend to continue to serve on the Audit Committee for fiscal year 2004, subject to changes in Nasdaq's rules on independence.

        The Compensation Committee, which for fiscal year 2004 will consist of Mr. Franta, Mr. Grimstad and Mr. Courtney (subject to changes in Nasdaq's rules on independence), generally assists the Board of Directors in exercising its authority and discharging its responsibilities concerning the hiring, compensation and termination of employment of the officers and senior managers of the Company. During fiscal year 2003, the Compensation Committee met two (2) times and each Committee member (Messrs. Franta, Grimstad and Schiefelbein) was present at such meetings.

        The Nominating Committee was designated in May after the death of board member Charles Schiefelbein. The Nominating Committee consisted of Mr. Franta, who represented the board in locating qualified candidates.

        During fiscal years 1996 and 1997, the Board delegated to its Compensation Committee all of the authority of the Board under the Company's 1995 Stock Option Plan. For fiscal years 1998 through 2003, the Board transferred all such duties and responsibilities under the Plan to the full Board. For fiscal year 2004, the Board anticipates again assigning the duties concerning the Plan to the full Board of Directors.

REPORT OF AUDIT COMMITTEE

        The Board of Directors maintains an Audit Committee comprised of two (2) of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the current rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committees, Rule 4310(c)(26)(B)(iii), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

        In accordance with its written charter adopted by the Board of Directors (set forth in Appendix A to the Company's proxy statement for its October 29, 2002 annual meeting), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)
reviewed and discussed the audited financial statements with management;

(2)
discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61 as modified and supplemented (Audit Committee Communications); and

(3)
reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, as filed with the Securities and Exchange Commission.

Members of the Audit Committee

  •
  William R. Franta

  •
  John A. Grimstad

PRINCIPAL SHAREHOLDERS

        The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of September 8, 2003:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Estate of Charles G. Schiefelbein 1670 Robert Street, St. Paul, MN 55118	321,979	(1)	13.9%
Woodland Investment Company 3007 Skyway Circle North, Irving, TX 75038	258,000	(2)	11.3%
Nicole F. Kohl Gift Trust 3007 Skyway Circle North, Irving, TX 75038	135,000	(3)	5.9%
Heartland Companies 789 North Water Street, Milwaukee, WI 53202	127,150	(4)	5.6%
Jerry W. Grabowski 13705 26th Avenue N., Suite 102, Minneapolis, MN 55441	121,125	(5)	5.1%

(1)
Includes 105,000 shares of stock held in the name of Peace Shalom Foundation, of which Duane Schiefelbein, the personal representative of the Estate, is a Director and Secretary, and 30,075 shares which may be purchased by the Schiefelbein Estate upon exercise of options that are exercisable.

(2)
According to the most current Schedule 13D filed by Woodland Investment Company and information provided by it, the power to vote and dispose (or to direct the vote or disposition) of such shares is shared with Atlee M. Kohl and Nicole F. Kohl, each of whom are thereby deemed to be beneficial owners of such shares.

(3)
According to the most current Schedule 13D filed by Kohl Gift Trust and information provided to the Company, the power to vote and dispose (or to direct the vote or disposition) of such shares is shared by the Northern Trust Company and Atlee M. Kohl, trustees of the Kohl Gift Trust. Mr. Kohl is deemed to be a beneficial owner of such shares.

(4)
Heartland Advisors, Inc. ("Heartland Advisors") has sole dispositive power over the shares, and Heartland Value Manager, LLC ("Heartland Value Manager"), as general partner of Turn of the Tide, a Wisconsin Limited Liability Company ("Turn of the Tide"), has sole voting power over the shares. William J. Nasgovitz, President and principal shareholder of Heartland Advisors, may be deemed to have both voting and investment power over the shares. The Company has relied on information contained in Schedules 13G filed with the Securities and Exchange Commission, one filed on February 14, 2003 by Heartland Advisors and Mr. Nasgovitz and one on August 12, 2002 by Turn of the Tide, Heartland Value Manager and Mr. Nasgovitz.

(5)
Includes 85,125 shares which may be purchased by Mr. Grabowski upon exercise of options which are or will become exercisable within 60 days of September 8, 2003.

MANAGEMENT SHAREHOLDINGS

        The following table sets forth the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) the named executive officers in the Summary Compensation Table, and (iii) all directors and executive officers as a group, as of September 8, 2003. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name of Officer or Director or Number of Shares	Beneficially Owned(1)		Percent of Class(1)
Jerry W. Grabowski	121,125	(2)	5.1%
John A. Grimstad	48,375	(3)	2.1%
William R. Franta	30,075	(4)	1.3%
Gregory J. Anshus	16,625	(5)	0.7%
Eugene W. Courtney	—		—
Officers and Directors as a Group (5 persons)	216,200	(6)	8.9%

(1)
Under the rules of the Securities and Exchange Commission, an individual is also deemed to beneficially own shares which are not outstanding but which the individual has the right to acquire as of September 8, 2003 or within 60 days of such date. Such shares not outstanding but so deemed beneficially owned are treated as outstanding when determining the percent of the class owned by the particular individual and when determining the percent owned by the group.

(2)
Includes 85,125 shares which may be purchased by Mr. Grabowski upon exercise of options which are or will become exercisable within 60 days of September 8, 2003.

(3)
Includes 10,800 shares held by Mr. Grimstad's wife and 30,075 shares which may be purchased by Mr. Grimstad upon exercise of options which are or will become exercisable within 60 days of September 8, 2003.

(4)
Represents 30,075 shares which may be purchased by Mr. Franta upon exercise of options which are or will become exercisable within 60 days of September 8, 2003.

(5)
Represents 14,625 shares which may be purchased by Mr. Anshus upon exercise of options which are or will become exercisable within 60 days of September 8, 2003.

(6)
Includes 159,900 shares which may be purchased by officers and directors upon exercise of options which are or will become exercisable within 60 days of September 8, 2003.

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding compensation earned or accrued during each of the Company's last three fiscal years to the named executive officers:

Summary Compensation Table

		Annual Compensation					Long Term Compensation
Name & Principal Position	Year	Salary		Bonus(1)		Other	Restricted Stock Awards	Securities Underlying Options	All Other Comp(2)
Jerry W. Grabowski President & CEO	2003 2002 2001	$ $ $	230,010 219,577 202,384	$ $ $	51,824 107,265 106,674	— — —	— — —	0 0 15,000	$ $ $	11,112 10,452 8,554
Gregory J. Anshus Chief Financial Officer	2003 2002 2001	$ $ $	107,100 100,692 94,308	$ $ $	10,019 24,453 19,296	— — —	— — —	0 0 0	$ $ $	3,195 3,249 3,520

(1)
Represents incentive compensation (bonus) payment.

(2)
Represents insurance premiums and 401(k) match paid by the Company.

Option Grants During Fiscal Year 2003

        During fiscal year 2003, the Company did not grant any stock options under the Company's 1995 Stock Option Plan to its executive officers, Jerry W. Grabowski or Gregory J. Anshus. The Company has also not granted any stock appreciation rights.

Option Exercises During Fiscal Year 2003 and Fiscal Year-end Option Values

Name	Shares Acquired on Exercise(#)	$ Value Realized	Number of Unexercised Options at FY-End(#) Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable(1)
Jerry W. Grabowski	7,500	$25,886	85,125	0	$270,610	$0
Gregory J. Anshus	0	$0	14,625	0	$20,628	$0

(1)
Aggregate value is calculated on the basis of the difference between each option exercise price and the closing sale price for the Company's Common Stock at exercise date or year-end, as the case may be, as quoted on the Nasdaq SmallCap Market, multiplied by the number of shares of Common Stock underlying such option.

COMPENSATION OF DIRECTORS

        Each non-employee, non-officer director excluding Mr. Grimstad receives an annual retainer fee of Eight Thousand Dollars ($8,000), Three Hundred Dollars ($300) for each attended quarterly meeting of the Board, Fifty Dollars ($50) for each breakfast or dinner meeting of the Board, One Hundred Fifty Dollars ($150) for each attended meeting of a Committee on which he serves and a fee of Five Hundred Dollars ($500) for each time he provides additional services as a special consultant to the Company, plus, in each case, reimbursement of travel expenses. Such directors also receive a monthly stipend of Fifty Dollars ($50) to cover miscellaneous travel, telephone and meal expenses associated with Board responsibilities.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

        The Company has entered into an employment agreement with Jerry W. Grabowski, which provides for compensation in the event Mr. Grabowski's employment with the Company is terminated under certain circumstances. Upon termination of employment initiated by the Company's Board of Directors, Mr. Grabowski will have the right to receive an amount equal to twelve months base salary and the cost of all existing health/medical and other benefit plans enjoyed by Mr. Grabowski on the effective date of termination (subject to the terms of the plans) or substantially the same benefits if the plan makes non-employees ineligible for benefits. Mr. Grabowski will also be entitled to receive on August 31, in the year immediately following the "Performance Period" (most recently ended fiscal year) in which a termination occurred, the incentive compensation he would had earned had his employment not been terminated. Such amount shall be prorated to reflect the number of months that he was employed by the Company prior to such termination. In the event Mr. Grabowski's employment with the Company is terminated within one year of a change in control, then upon such termination, the Company will pay Mr. Grabowski an additional amount equal to the base salary then in effect for one year, in addition to the Company's obligation stated above.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and

Exchange Commission (the SEC). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received, the Company believes that, during the period from July 1, 2002 through June 30, 2003, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except that a Form 4 was filed late by Jerry Grabowski to report an option exercise.

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of PricewaterhouseCoopers LLP, Certified Public Accountants, served as the Company's independent accountants for the fiscal year ended June 30, 2003. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will be afforded the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Change of Auditors

        On October 15, 2002, the Company's Board of Directors, at the recommendation of its audit committee, dismissed McGladrey & Pullen, LLP ("McGladrey") as the Company's independent public accountants and engaged PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the fiscal year 2003.

        McGladrey's reports on the financial statements of the Company for each of the years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles. During the years ended June 30, 2002 and 2001 and through October 15, 2002, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with their report on the Company's consolidated financial statements for such years.

        The decision to change accountants was recommended and approved by the Audit Committee of the Company's Board of Directors.

Audit Fees

        The aggregate fees billed and to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of annual financial statements for fiscal 2003, assistance with Form 10-KSB, review of quarterly Forms 10-QSB, attendance at Audit Committee meetings and consultation on audit and accounting matters were $81,655.

Financial Information Systems Design and Implementation Fees

        PricewaterhouseCoopers, LLP or associated entities did not provide any services to the Company for financial information systems design and implementation in fiscal 2003.

All Other Fees

        Additional fees include $21,700 for a benefit plan audit and preparation of foreign and state returns.

        The Company's Audit Committee has considered PricewaterhouseCoopers LLP's independence and has determined that such services are compatible with maintaining PricewaterhouseCoopers LLP's independence.

SHAREHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING

        The Company must receive any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2004 Annual Meeting by May 21, 2004 to be included in the Company's proxy statement and related proxy for the 2003 Annual Meeting. Shareholder proposals intended to be presented at the next Annual Meeting but not included in the proxy materials will be considered timely if received by the Company on or before August 4, 2004.

ANNUAL REPORT AND FORM 10-KSB

        A copy of the Company's Annual Report and 10-KSB for the fiscal year ended June 30, 2003 accompanies this Proxy Statement. No portion of the Annual Report is incorporated herein, and no portion is to be considered proxy-soliciting material. The Company will furnish without charge to each person whose proxy is being solicited, upon written request, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB, including the financial statements and the schedules thereto, for the fiscal year ended June 30, 2003 as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to Kathy Hult, Director of Investor Relations at the Company's principal address.

OTHER BUSINESS

        The Board of Directors does not know of any matters to be brought before the Meeting other than those described above. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        To management's knowledge, no director, officer, or ten percent shareholder or any affiliates of such persons had in fiscal year 2002 or 2003 or currently has any material interest, direct or indirect, in any transaction in which the Company was involved.

SOLICITATION

        The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company and such solicitation will be effected solely by mail, provided that it is expected that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their reasonable expenses incurred in connection therewith. If it should become necessary, directors, officers or regular employees of the Company may, without compensation beyond their regular compensation, solicit proxies personally or by telephone.

BY ORDER OF THE BOARD OF DIRECTORS,
Jerry W. Grabowski President and Chief Executive Officer

    Waters Instruments, Inc.
    Investor Relations
    13705 26th Avenue N, Suite 102
    Minneapolis, MN 55441

Proxy Card

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints JERRY W. GRABOWSKI and GREGORY J. ANSHUS with full power of substitution, as proxy to vote for me and in my name with like effect as if I were personally present and voting at the Annual Meeting of Shareholders of Waters Instruments, Inc., called to be held at 1:30 PM, Tuesday, October 21, 2003, at the offices of Fredrikson & Byron, 4000 Pillsbury Center, 200 South Sixth Street, Minneapolis, MN 55402, and at all adjournments thereof, hereby revoking any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made as to a particular proposal, this proxy will be voted for such proposal.

The Board of Directors recommends that you vote "FOR" each proposal. Check one box only for each proposal.

1.	NUMBER OF DIRECTORS. Proposal to establish the number of directors at four (4).	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	ELECT CLASS II DIRECTORS. Nominees: Jerry Grabowski, Gene Courtney ☐ FOR both nominees listed above (except any name listed below)	☐	WITHHOLD AUTHORITY to vote for both nominees listed
Name:

3.	OTHER MATTERS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
Please sign exactly as your name appears above. Executors, administrators, trustees, guardians, etc., so indicate when signing. For stock held in joint tenancy, each joint owner should sign.
Signature	Date:	, 2003

Signature, if held jointly	Date:	, 2003

        Please mark, sign, date and return the Proxy Card promptly in the enclosed pre-paid envelope or fax to 763-509-7450.

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ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 21, 2003
ANNUAL MEETING OF SHAREHOLDERS PROXY STATEMENT